CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 3, 2014, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report on Form
10-K for the year ended December 28, 2013, of Heritage-Crystal Clean, Inc., which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Chicago, Illinois
October 15, 2014